UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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November 7, 2016 driving Improved performance & higher value

Certain statements regarding Farmer Bros. Co. (the “Company” or “Farmer Bros.”) contained in this presentation are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the Securities and Exchange Commission (“SEC”). These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only at the time of this presentation and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of the Company’s Corporate Relocation Plan, the timing and success of the Company in realizing estimated savings from third-party logistics and vendor managed inventory, the realization of the Company’s cost savings estimates, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, our ability to retain employees with specialized knowledge, the effectiveness of our hedging strategies in reducing price risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of third parties’ securities and other investment vehicles in which we have invested our assets, as well as other risks described in this presentation and other factors described from time to time in our filings with the SEC. Cautionary Statement Regarding Forward-Looking Statements

A well-regarded, national manufacturer, wholesaler, and distributor of foodservice products with over 100 years in the business Founded in 1912 Farmer Bros. is a national roaster, manufacturer, wholesaler, and distributor of high-quality branded and private label coffees and distributor of teas, spices, and culinary products Differentiated business model One of the most complete local, regional, and national DSD networks in the coffee industry Production capabilities at three quality tiers – value, premium, and specialty Substantial experience in coffee sourcing, procurement, roasting, and blending Respected sustainability program Experienced and motivated management team Significant experience across consumer branded, packaged goods, and beverage companies Differentiated Business Model Building on Farmer Bros.’ 100-year History

Executive Summary Delivering Superior Value Executing a Proven Turnaround Strategy Highly Qualified Board & Corporate Governance Aligned with Stockholders Dissident Group Offers NO Plan & Adds NO Value The Company’s stock price has appreciated over 225% since Michael Keown was appointed President and CEO in March 20121 Stock price appreciation represents over $400 million in value creation for stockholders1 Total stockholder return has outperformed the market by approximately 3x and Company peers by more than 2x1 Successfully executing the Company’s turnaround strategy to expand the customer base, improve operational performance, reduce costs and drive growth and stockholder value Acquiring new national account customers and recently announced acquisition of China Mist to expand the Company’s presence into the premium tea category Corporate relocation expected to produce annualized cost savings of approximately $18-$20 million Improved GAAP net income from a loss of $27 million in FY2012 to a profit of $90 million2 in FY2016 Highly qualified and engaged Board of Directors with the right mix of skills and expertise to drive stockholder value Strong leadership and corporate governance aligned with stockholder interests Refreshed Board composition: five of the seven Board members are new directors added in the past five years Enhanced governance under leadership of new Chairman appointed in 2015 All directors are National Association of Corporate Directors Governance Fellows The Waite Group has proposed NO plan and would abandon the Company’s proven turnaround strategy The Waite Group’s proposed nominees are substantially less qualified than the Board’s nominees The Board believes that the Waite Group’s misrepresentation of facts makes it clear it is singularly focused on taking over the Board for personal interests The Waite Group does NOT speak for all members of the Farmer family 1 Stock price appreciation, stockholder value and total stockholder return from 03/13/2012 through 09/28/2016 2 Includes $80 million in release of valuation allowance on deferred tax assets in FY2016

Delivering Superior Value

Outstanding Stock Price Performance Since Current Management Took Over Stock Price Performance Since March 20121 Source: FactSet as of 09/28/2016; Peers include: THS, DNKN, BGS, FIZZ, SPTN, SNAK and JVA; excludes Boulder Brands in all periods presented as they are no longer a public company 1 As of 03/13/2012 10-Year Stock Price Performance Successful execution of the Company’s turnaround strategy under CEO Michael Keown has resulted in greater than 225% stock price increase since his appointment in March 2012

43% Decline in Stock Price During Time Carol Farmer Waite and / or John Samore Served on Farmer Bros.' Board



Farmer Bros.
Peers
S&P 500
400%
350%
300%
250%
200%
150%
100%
50%
0%
Apr-03
Dec-04
Aug-06
Apr-08
Dec-09
204%
20%
-43%
12/10/2009: Carol Farmer Waite is replaced by Jeanne Farmer Grossman on the Board of Directors
08/24/2007: Farmer Bros. names Roger "Rocky" Laverty Chief Executive Officer, effective 12/06/2007
08/15/2005: Farmer Bros. names Guenter W. Berger as Chairman, CEO and President; raises quarterly dividend for ninth consecutive year
04/27/2007: Farmer Bros. acquires Coffee Bean International, a fast-growing roaster of specialty fourmet coffees
12/06/2007: John Samore Jr. ends term as a member of the Board of Directors
02/28/2009: Farmer Bros. acquires Sara Lee's Foodservice direct-store delivery coffee business

From FY2005 to FY2009 while Carol Farmer Waite served on the Board of Directors, Farmer Bros. had ~$35 million of cumulative net income losses

Source: FactSet as of 04/30/2003 to 12/10/2009; Peers include: THS, DNKN, BGS, FIZZ, SPTN, SNAK and JVA; excludes Boulder Brands in all periods presented as they are no longer a public company

Farmer Brothers

7

Total Stockholder Return Outperforming the Market and Peers Source: FactSet as of 09/28/2016; Note: TSR represents total stockholder return assuming dividends reinvested in the security as of the ex-date Peers include: THS, DNKN, BGS, FIZZ, SPTN, SNAK and JVA; excludes Boulder Brands in all periods presented as they are no longer a public company 1 As of 03/13/2012 Total Stockholder Return since March 20121 Total Stockholder Return since March 20121 3-year Total Stockholder Return 1-year Total Stockholder Return TSR TSR TSR

Faster Trading Multiple Expansion vs. Peers Since 2012

Farmer Bros. FV / NTM EBITDA multiple



Green
Research estimates not available
3.0x
7.4x
7.8x
9.5x
2012
2013
2014
2015
2016

~215% multiple expansion since 2012

Peers FV / NTM EBITDA multiple



Green
9.1x
11.2x
11.7x
10.5x
12.3x
2012
2013
2014
2015
2016

~35% multiple expansion since 2012

Source: FactSet as of 09/28/2016; Peer multiples reflect peer medians; missing data due to lack of research estimates available at the time
Peers include: THS, DNKN, BGS, FIZZ, SPTN, SNAK and JVA; excludes Boulder Brands in all periods presented as they are no longer a public company
Note: Valuation multiples as of 09/28 each year; NTM EBITDA represents the research analyst median consensus estimate for the next twelve months EBITDA as of the valuation dates

9

Executing a Proven Turnaround Strategy

Successfully Implementing Initiatives to Drive Volume and Sales Increases Realigned DSD organization Improving and accelerating customer acquisition efforts Driving high-growth product categories Strategically optimizing pricing Strengthening value proposition through sustainability Growing through acquisitions Undertaking initiatives to streamline communication and decision making and enhance branch organizational structure Launched comprehensive training program to improve customer focus and engagement Attracting national account customers through enhanced specialty coffee programs and resources, improved product innovation and new national account sales capabilities Executed regional test of first advertising and lead generation campaign Building capabilities across product, channel, customer and geographic segments Green coffee hedging in place through the DSD pricing window, minimizing risk of green coffee price swings Green coffee hedging in place for some national accounts, allowing customer to select green coffee prices and hedging duration Launched super-premium, direct trade Collaborative Coffee™ brand into retail-grocery channel Completed packaging redesign and product portfolio optimization of Un Momento® product line targeted toward millennial, Latino consumers Expanding direct trade verified sustainable program and including more sustainably sourced coffees in supply chain Uniquely positions the Company to help retailers and foodservice operators create differentiated coffee programs Acquisition of China Mist completed in October 2016 expands brand portfolio, bolsters presence in high-growth premium tea category and provides access to distribution network of over 20,000 foodservice locations nationally

Effectively Reducing Costs and Strategically Utilizing Assets Rationalizing and simplifying supply chain On track with corporate relocation plan expected to improve production efficiency, provide a more cost-competitive offering of high-quality products and operate at a lower cost New Facility to replace aging production facility in Torrance, California with a more efficient, state-of-the-art facility in Northlake, Texas Third-party logistics to replace long-haul fleet operations expected to reduce fuel consumption and empty trailer miles, while improving utilization Vendor managed inventory expected to result in a reduction in raw material, finished goods and logistics costs, while improving packaging innovation and fulfillment Warehouse management services to leverage third-party expertise in opening new facilities, implementing lean management practices, improving performance on certain key performance metrics, and standardizing best practices Further optimizing SKUs Continuing to reduce SKU count and identifying opportunities to consolidate suppliers to improve costs and supply-chain efficiency Consolidating branch locations Completed sale of two Northern California branch properties in the fourth quarter of FY2016 and a third Northern California property in the first quarter of FY2017 Acquired a new branch facility in Hayward, California

Farmer Bros.’ Strategy is Growing Green Coffee Pounds Sold and Driving New Customer Wins Farmer Bros.’ management team has continued to position the Company for success by winning significant new customers and driving an increase in green coffee pounds sold and processed of over 40% from FY2012 to FY2016 LAX PHX DFW JFK SFO PDX SAN MSP IAH MCO TPA CAGR ~9% Green Coffee Pounds Sold (in millions) Select Business Wins RNO IND MKE BOS ROC COS SMF DSM GSO CID MSN RDU SFB 125 SSP locations in 24 airports Series 1

Farmer Bros. Has Achieved Profitability Through Steady Financial Performance Improvements CAGR ~2% CAGR ~6% Source: Company filings Revenue (in millions) Gross Profit (in millions) Series 1

Farmer Bros.’ Margins have Improved since 2012, while its Peers’ have Declined Source: FactSet as of 09/28/2016 Note: Data has been calendarized using the most recent four fiscal quarters reported prior to 06/30 Peers include: THS, DNKN, BGS, FIZZ, SPTN, SNAK and JVA; excludes Boulder Brands in all periods presented as they are no longer a public company 1 Adjusted EBITDA is a non-GAAP financial measure. See page 37 for a reconciliation to net income Gross Margin Adjusted EBITDA1 Margin +493 bps growth (380) bps decrease Farmer Bros. Peers Farmer Bros. Peers +390 bps growth (173) bps decrease Green Green Green Green

The Research and Investment Community Supports the Farmer Bros. Sales and Cost Initiatives “Changes to DSD model. FARM announced new internal initiatives to drive top line growth in its DSD business. We are pleased to see the company officially putting greater emphasis on DSD that has really suffered from lack of modernization in its processes over the years and accounts for a large portion of its business. We expect changes to primarily focus on technology and the sales process including potential separation of sales and delivery roles and customer engagement.” – B. Riley & Co. (02/08/2016) “Numerous changes are underway in the DSD business. To say this business was being run inefficiently would be an understatement. Following the installation of the new ERP system last year, FARM for the first time is able to determine the profitability of each sales route as well as of individual customers. This is resulting in greater route optimization and assessment of accounts.” – Roth Capital Partners (08/01/2016) “The FARM of the last few years has become a very different company than the paternalistic, myopic business that was run by later members of the Farmer family and their handpicked successors…We now have a management team committed to running a profitable company that actually communicates to its shareholders and responds to the challenges of competing in a mature industry.” – Grand Slam Asset Management (Seeking Alpha, 09/05/2016) “Coffee volume growth is accelerating and gross profit margins are improving meaningfully. Recent new account wins should contribute to ongoing strong volume gains. The transition to a single production facility will continue over the next two years and should result in significantly higher profit margins.” – Roth Capital Partners (09/13/2016)

Farmer Bros.' Current Board and Management Operate Under a Culture of Continuous and Consistent Improvements

Overview of Operational Initiatives


August 2013: Board begins formal evaluation of potential corporate relocation
Q3 FY2015: Publicly announce Corporate Relocation Plan
2H FY2016: Replaced long-haul fleet operations with 3PL
2H FY2016: DSD Reorganization
Q3 FY2017: Expected completion of construction and relocation to new facility
FY2013
FY2014
FY2015
FY2016
FY2017
18-month methodical and extensive review of potential relocation
FY2015: Expand product portfolio in high growth categories
Q2 FY2016: Sold spice assets to Harris
2H FY2016: Entered into a vendor managed inventory arrangement with a third party
Q4 FY2016 & Q1 FY2017: Branch consolidation and property sales

Farmer Bros. Corporate Relocation Process Overview

- The Board and management undertook a deliberative and methodical process to evaluate the Company's potential corporate relocation
- The formal evaluation and deliberative process began in earnest in August 2013 and lasted over 18 months prior to announcement
- The implementation of the corporate relocation is ongoing
  - Relocation of Torrance coffee production operations to Houston and Portland facilities completed in May 2015
  - Opened interim headquarters in Ft. Worth in July 2015
  - Closed sale of Torrance facility for $43 million in July 2016
  - Estimated completion and full relocation to Ft. Worth facility in Q3 FY2017
- As part of the Company's Corporate Relocation Plan, it evaluated and implemented various operational improvements leading to manufacturing, distribution, and supply-chain savings such as:
  - Sale of spice assets to Harris
  - Replaced long-haul fleet operations with third-party logistics ("3PL")
  - Vendor-managed inventory

Farmer Brothers

17

Corporate Relocation Will Drive Operational and Financial Improvements The Corporate Relocation Plan and related initiatives are expected to produce annualized cost savings of approximately $18 to $20 million Texas is central to the Company’s nation-wide customer base Expected to introduce new efficiencies, automation and quality-control processes Expected to allow the Company to streamline functions and processes that will help control supply-chain costs The Torrance facility was dated and inefficient Farmer Bros. continues to execute on the Corporate Relocation Plan initiated in the third quarter of FY2015 Construction of and relocation to the new facility are expected to be completed in the third quarter of FY2017 Background Numerous Fortune 500 Companies are Relocating to Texas “For recruiting purposes, there’s high caliber talent here, and we know that from some of the other companies that are located here…There’s a good diverse base to choose from, which is very important to us ... to attract and hire top talent for the business.” - Toyota spokesperson referencing its move from Torrance to Plano “Even if California were to eliminate the state income taxes tomorrow, that still would not be enough to put my manufacturing operations back in California.” - Ehsan Gharatappeh, CEO of CellPoint Corp. of Costa Mesa, when launching a Fort Worth facility “Hundreds of companies and their workers have left California over the last seven years, trading in their surfboards for cowboy boots in many cases. By far, Texas gained the most from California’s corporate exodus…” - The Dallas Morning News (12/09/2015)

Farmer Bros. has a Thoughtful Capital Allocation Policy to Drive Stockholder Value Capital Allocation Policy Overview Prior to current management, previous capital allocation programs were not implemented thoughtfully Farmer Bros. was losing on average over $20mm per year from 2008 to 2010 and still paying a dividend Less than 5% of S&P 600 companies with negative free cash flow paid dividends1 M&A spending was not effective with integration and was not well planned or executed Under the current Board and management, Farmer Bros.’ capital allocation policy has been organized to maximize efficiencies and drive stockholder value Dividend suspended while financial results improved Maintenance capex reduced to more normalized levels of approximately $20 million per year Invested in operational initiatives such as replacing long-haul fleet with 3PL, expanding product portfolio, and branch consolidations/property sales Ongoing evaluation of capital allocation policy and effectiveness Source: Company filings, FactSet as of 09/28/2016 1 Represents dividends paid out over the last 12 months Capital Allocation (in millions)

The Research and Investment Community Supports the Farmer Bros. Corporate Relocation “The move to a location central to the nationwide customer base will propel more-efficient manufacturing capacity to support growth, which management expects to result in $18-$20 million of annual savings. By our model, this will result in a return on investment of 21%-26%. In addition to attractive tax incentives, the new facility is only about 300 miles to the Port of Houston, where most of the coffee Farmer roasts enters the U.S. We also see additional supply chain consolidation opportunities.” – Sidoti (8/16/2016) “We note that operating costs of the Torrance roasting plant were high and it was operating at not more than 25%1 of capacity. The new plant under construction in Dallas should reduce costs and enhance FARM's ability to obtain new business.” – Roth Capital Partners (08/30/2016) “It is not Mr. Keown's fault that FARM was operating a unionized workforce in an old plant in a state (California) that is known to be expensive and not business-friendly. As a shareholder, I applaud his and the Board's choice of Texas for its low tax rates, highly educated workforce and central location.” – Grand Slam Asset Management (Seeking Alpha, 09/05/2016) “Margins have expanded in five straight quarters due to efficiencies gains as the company moved out of its Torrance, CA facility…We believe this will allow Farmer Bros. to compete for large, lucrative national accounts. In fact, the company has won several new customers recently. Overall, we continue to believe that the company is in the early innings of a significant growth opportunity that should payoff for long-term investors.” – Lake Street Capital Markets (09/13/2016) 1 Operating capacity of Torrance facility was approximately 35% prior to closing

Highly Qualified Board & CORPORATE Governance Aligned with STOCKHOLDERS

Board Leadership and Corporate Governance Aligned with Stockholder Interests Effective Board Leadership Corporate Governance Aligned with Stockholder Interests Stockholder Representation Engaged, independent Board with significant industry and operational expertise that is relevant to the Company’s turnaround strategy Independent Board leadership with Randy Clark as Independent Chairman Regular evaluation of skills and experience Five of the seven Board members are new directors added in the past five years Two most recently added directors were, along with a number of potential candidates, sourced by an independent, third-party search firm and selected by the Nominating Committee with input from the full Board Board compensation at median market value in FY2015; at only 28th percentile of market in value, absent temporary higher number of committee meetings for Corporate Relocation Plan Strengthened stock ownership guidelines for directors and executives in line with market practices: Require directors to own a fixed value of $150,000 Require 3x salary stock ownership for CEO and 1x salary for other named executives Executive compensation in FY2016 was below the 50th percentile1 of proxy-disclosed compensation of comparable companies2 to Farmer Bros. ISS recommended “FOR” SOP advisory vote in 2015 If the votes of the Waite Group are disregarded, ~79% of the shares entitled to vote at the 2015 Annual Meeting cast votes in favor of the say-on-pay proposal Recently refreshed Board has initiated and overseen a significantly more robust stockholder engagement program The Farmer family has always had representation on the Board since the Company went public in 1951 Jeanne Farmer Grossman, sister of Carol Farmer Waite and daughter of the late Roy F. Farmer, has served on the Board since 2009 Ms. Grossman also served on the Company’s Nominating Committee from 2009 to 2015 and the Compensation Committee from 2012 to 2016 Prior to Ms. Grossman joining the Board, her sister, Carole Farmer Waite, served as a director from 2005 to 2009 Guenter Berger, who has served on the Board since 1980, was appointed by the Farmer family Hamideh Assadi was appointed to the Board in 2011 upon the recommendation of Richard F. Farmer, Ph.D. 1 Based on last completed fiscal year compensation as reported in proxies filed prior to November 2016 2 In terms of, as applicable, industry, annual revenue, significant founding family stock ownership and other business characteristics

Farmer Bros.' Named Executive Officer Compensation is in Line with Peers

Peer Group Named Executive Officer ("NEO") Target Total Direct Compensation ($mm)



$4.4
$4.8
$6.2
FARM
50th percentile
75th percentile

Farmer Bros.' named executive officer total direct compensation in FY 2016 was below the 50th percentile of its peer group

Note: Based on last completed fiscal year compensation as reported in proxies filed prior to November 2016; Reflects CEO and next four highest paid NEOs

Note: Peers for purposes of executive compensation include: B&G Foods Inc., Boston Beer Inc., Boulder Brands Inc., Calavo Growers Inc., Cal-Maine Foods Inc., Chefs' Warehouse Inc., Craft Brew Alliance Inc., Diamond Foods Inc., Inventure Foods Inc., J & J Snack Foods Corp., MGP Ingredients Inc., Omega Protein Corp., John B. Sanfilippo and Son Inc., Seneca Foods Corp. and SunOpta Inc.

Note: Includes base salary, target short-term incentive and long-term incentives; Excludes peers (Lancaster Colony Corp., National Beverage Corp. and Tootsie Roll Industries Inc.) that disclose less than five NEOs or have unique characteristics of their executive compensation structure (e.g. executives receiving compensation pursuant to management agreement and anomalies in bonus and equity compensation); Stock options valued using a common Black-Scholes methodology; Cal-Maine Foods Inc., Calavo Growers Inc., J&J Snack Foods Corp. and Inventure Foods Inc. did not disclose an annual bonus target, therefore a 3-year average of the data was used in place of a target bonus opportunity; Includes one-time equity awards for Boston Beer Inc., Boulder Brands Inc., Chef's Warehouse Inc., Seneca Foods Corp. and B&G Foods Inc.

23

Farmer Brothers

Cash = 76% Equity = 24% Cash = 51% Equity = 49% Peer Group TSR Farmer Bros.’ Director Compensation is in Line with Peers Composition of Total Director Annual Compensation Meeting fees are a more prominent feature of Farmer Bros.’ director pay program relative to peers The peer group and the general industry provides nearly 50% of compensation in equity, whereas Farmer Bros. provides only 24% of total compensation in equity due to a lack of available equity and lack of Farmer family support to increase equity pool Even in a year that required an unusually large number of meetings, Farmer Bros.’ board comp is in the middle of the peer group Composition Structure and Mix FARM TSR Note: Estimate of total current annual compensation based on company filings Peers for purposes of director compensation include: B&G Foods Inc., Boston Beer Company Inc., Boulder Brands Inc., Calavo Growers Inc., Cal-Maine Foods Inc., Chefs' Warehouse Inc., Craft Brew Alliance Inc., Diamond Foods Inc., Inventure Foods Inc., J & J Snack Foods Corp., Lancaster Colony Corp., MGP Ingredients Inc., National Beverage Corp., Omega Protein Corp., John B. Sanfilippo and Son Inc., Seneca Foods Corp., SunOpta Inc. and Tootsie Roll Industries Inc.

Farmer Bros.’ Nominees Offer Superior Skills and Expertise to Support Company Strategy and Drive Value Appointed President and Chief Executive Officer of Farmer Bros. in 2012 Brings over 25 years of consumer goods industry knowledge and executive experience Executive experience includes roles at Coca-Cola Company, E.&J. Gallo Winery, The Procter & Gamble Company and Dean Foods Company Possesses in-depth knowledge of global sourcing, sustainability and corporate responsibility An NACD (National Association of Corporate Directors) Governance Fellow and has completed NACD’s comprehensive corporate governance program for directors Serves on the Board and Audit Committee of Welch Foods Inc., a wholly owned subsidiary of the National Grape Cooperative Association, Inc. and as Vice Chairman of non-profit coffee industry research organization, World Coffee Research Qualifications: executive experience, in-depth knowledge of food manufacturing, food processing and the foodservice business, marketing and consumer branding Served on the Board since December 2013 and serves as Chair of the Nominating and Corporate Governance Committee as well as a member of the Compensation Committee Brings over four decades of experience as a senior executive of, or advising, companies in the food industry, including serving most recently as Interim CEO of natural foods company, Turtle Mountain, and President, CEO and Director of branded foods company, Healthy Food Holdings, and CEO and other executive roles at Horizon Organic Holdings, Golden Grain Company, and National Dairy Products Corp. An NACD Governance Fellow and has completed NACD’s comprehensive corporate governance program for directors Brought to the attention of the Nominating Committee and Board as potential director by third-party search firm, Leadership Capital Partners, LLC Serves on the Board of B&G Foods, Inc. (NYSE) Qualifications: CEO experience, food industry experience, including foodservice, manufacturing, supply chain, marketing and regulatory experience, as well corporate governance and public company board and executive compensation experience Served on the Board since December 2013 and serves as Chair of the Audit Committee as well as a member of the Nominating and Corporate Governance Committee Over three decades of senior executive experience in the food and beverage industry having served as President and Chief Executive Officer of Peet’s Coffee & Tea from 1997 to 2002 and as a director from 1997 to 2004, President of The Heublein Wines Group (now part of Diageo), and President and Chief Executive Officer of Capri Sun, Inc., from 1986 through 1991 An NACD Governance Fellow and has completed NACD’s comprehensive corporate governance program for directors Brought to the attention of the Nominating Committee and Board as potential director by third-party search firm, Leadership Capital Partners, LLC Qualifications: CEO experience, coffee industry, foodservice, manufacturing, supply chain and consumer branding and risk oversight experience. Financial and accounting experience, including as an audit committee financial expert under applicable SEC rules Michael Keown President and Chief Executive Officer Charles Marcy Independent Director Christopher Mottern Independent Director

Michael Keown is Leading Improvements at Farmer Bros. to Enhance Stockholder Value and Increase Engagement Improved Financial Performance From FY2012 through FY2016, increased green coffee pounds sold and processed by over 40% through new customer wins and expansion of existing customer programs In FY2016, won Stumptown and Caribou in specialty coffee category, added major retail customers in the club and mass merchant space and achieved strong growth in Sheetz business Improved to GAAP net income of $90 million1 in FY2016 from GAAP net loss of $27 million in FY2012 Gross profit, which is an important metric given commodity-price driven nature of Farmer Bros.’ business, has grown over 25% since FY2012; gross margin has improved to 38.3% in FY2016 from 33.4% in FY2012 Implementing corporate relocation plan expected to produce cost savings of approximately $18-$20 million annually Over half achieved as of year-end FY2016, with majority flowing through 220bp increase in gross margin in FY2016 Initiated Improved Investor Relations Program Management has presented at eight investment conferences since the start of 2012 Management has participated in five non-deal roadshows since the start of 2012 The Company held its first earnings conference call ever in 2014, approximately 62 years after becoming a public company, and continues to hold quarterly conference calls The Company has successfully garnered research coverage from four sell-side analysts Enhanced Employee Engagement Increased frequency of employee town halls to quarterly and actively worked to have participation from all plants, distribution centers and branches Established formal performance review process to ensure employees have clear metrics to guide activities Implemented leadership awards to celebrate outstanding employees, with quarterly and annual awards to recognize customer service, cost reduction, and project implementation, among others Began hosting employee appreciation events and weekly welcome lunches for new employees 1 Includes $80 million in release of valuation allowance on deferred tax assets in FY2016

The Research and Investment Community Supports Michael Keown and the Farmer Bros. Strategy “Mr. Keown and his team have, over the last four years, begun to tackle the problems created by the Farmer family’s poor operation of the business in the years preceding his hiring.” – Grand Slam Asset Management (Seeking Alpha, 09/05/2016) “…A business that, by my account, lost $139 million from June 2005 to June 2012 while under the control of the Farmer family and their hand-picked successors. In my mind, that is not a ‘way’ that I would like to follow.” – Grand Slam Asset Management (Seeking Alpha, 09/05/2016) “New management is working through a turnaround to make the company’s operations and distribution more efficient, which is driving higher margins. The company turned profitable for the first time in FY2014 after nine years of losses, and we believe it is entering into a new growth phase characterized by a clear growth strategy to drive sales and a disciplined plan to boost margins.” – Lake Street Capital Marketing (09/13/2016) “We expect that the company's productivity initiatives and anticipated volume increases as well as consolidation of production into a new facility will generate significant profit margin improvement and earnings growth over the next few years.” – Roth Capital Partners (09/13/2016)

Dissident Group Offers NO Plan & Adds NO Value

The Waite Group Materially Overstates its Voting Power and Support Among the Extended Farmer Family The Waite Group’s voting power of 24.9% includes trusts under which the Waite Group does not control The Waite Group purports to include 21 trusts with cumulative voting power of ~14.7% (“Co-Trustee Shares”) Dr. Richard Farmer serves as co-trustee with Ms. Waite on Trusts holding ~12.9% cumulative voting power Jeanne Farmer Grossman serves as co-trustee with Ms. Waite on Trusts holding ~1.8% cumulative voting power Neither Ms. Grossman nor Dr. Farmer has expressed an intention to join Ms. Waite or the Waite Group Dr. Farmer amended his own Schedule 13D and reiterated his support of the Company and disagreement with Ms. Waite The Waite Group includes numerous Trusts with Co-Trustees Ms. Waite and the Waite Group do not have the authority to direct the voting of the Co-Trustee Shares Under relevant law, and the terms of the trusts, where the co-trustees do not agree on how to vote the Co-Trustee Shares, those shares either cannot be voted, or if they are allowed to vote, must be voted on a proportionally split basis Dr. Farmer has provided notice to the Farmer Bros. corporate secretary that the Co-Trustee Shares over which he is co-trustee should be voted only with the unanimous consent of the co-trustees Dr. Farmer’s notice also stipulated that if for any reason it is determined that any of the applicable shares are to be voted without the unanimous consent of the co-trustees, then at least 50% of the applicable shares should be voted only as directed by him Voting of Co-Trustee Shares is not decided by the Waite Group Without full consent from co-trustees, which has not been given, the Waite Group’s voting block falls by more than half

Dr. Richard Farmer Publicly Announced his Support for the Farmer Bros.’ Board of Directors and Management Team “As a longtime Farmer Bros. Co. stockholder personally owning approximately 0.6 million shares, a co-trustee of numerous Farmer family trusts that collectively own over 2.1 million shares, and a member of the Farmer family, I support the Company’s Board of Directors and management team. I believe the management team is executing the right strategy to position Farmer Bros. Co. to better compete and grow the business long-term and to honor the principles established by my grandfather when he founded the Company and upheld by my father when he ran the Company. Further, I recognize and appreciate the significant improvements across the Company’s operations that have already been made, which have resulted in substantial increases in the Company’s stock price. In fact, since Mike Keown joined Farmer Bros. Co., the Company’s stock price has approximately tripled in value, creating about $400 million in value for stockholders. I have found the Board and management team to be open to engaging in a dialogue with stockholders and am confident in their commitment to acting in the best interest of Farmer Bros. Co. and all of the Company’s stockholders. I look forward to supporting the Company’s Board nominees at the upcoming 2016 Annual Meeting of Stockholders.” - Dr. Richard Farmer (10/04/2016)

The Waite Group Falsely Claims that the Company’s CEO “Packed” the Board with “Personal Appointees” Farmer Bros.’ Board has a Robust, Thorough, and Independent Nomination and Review Process Randy Clark Charles Marcy and Christopher Mottern All three directors were selected via a rigorous and lengthy process driven by the full Board, strongly supported and backed by an independent search consultant, and satisfied the criteria identified by the Board In 2011, prior to Michael Keown joining the Company, a recruiter with Leadership Capital Partners, LLC, a leading independent search consultant, introduced Mr. Clark to Ms. Grossman In 2012, Ms. Grossman recommended Mr. Clark to the then-Chairman of the Board, who subsequently brought Mr. Clark to the attention of the Nominating Committee of the Board Following the recommendation of the Nominating Committee, the Board concluded that Mr. Clark was highly qualified based on his: Extensive background and experience in the food service business Accounting and financial expertise In 2013, Messrs. Marcy and Mottern were also brought to the attention of the Nominating Committee and the Board by Leadership Capital Partners, LLC, a third-party search firm Each was selected from a pool of numerous candidates and was interviewed on multiple occasions by the Board over a three+ month process The Board concluded that Mr. Marcy was a qualified candidate due to his: Senior management and leadership experience in the food industry Corporate governance and public company board and executive compensation experience The Board concluded that Mr. Mottern was a qualified candidate due to his: Senior management and leadership experience in the coffee industry Requisite financial and accounting experience which would allow him to serve on the Company’s audit committee, including as an audit committee financial expert under applicable rules of the SEC

The Waite Group Nominees Are NOT Additive to Farmer Bros.' Board

Experience

Board Members	CEO Experience	Public Co. Board Experience	Finance / Capital Management	Operating Expertise	Company Knowledge
Michael H. Keown	✓	✓ (Farmer Bros. only)	✓	✓	✓
Charles F. Marcy	✓	✓	✓	✓	✓
Christopher P. Mottern	✓	✓	✓	✓	✓
The Waite Group, Not Recommended for Election					
Tom Mortensen	X	X	X	✓	✓
John Samore, Jr.	X	✓ (Farmer Bros. only)	✓	X	✓
Jennifer Gonzalez Yousef	X	X	X	X	X

Farmer Brothers

32

The Waite Group Nominees Do NOT Offer Qualifications or Experience Necessary to Enhance Stockholder Value Mr. Mortensen’s knowledge of Farmer Bros. is already well represented on the Board, including by Mr. Keown, Mr. Berger, Ms. Assadi, and Ms. Grossman He does not have any C-level executive experience and has never served on the board of a public company He does not hold either an undergraduate or advanced college degree He would not be considered “independent” under NASDAQ standards and thus would be unable to serve on any of the Board’s standing committees Performance of the DSD division suffered under his leadership Mr. Mortensen has failed to comply with his Section 16 filing obligations He sold approximately 85% of his Farmer Bros. stock following his retirement Mr. Samore’s experience in finance and capital management is already well represented on the current Farmer Bros.’ Board, including by Mr. Clark, Mr. Mottern, Mr. Marcy and Ms. Assadi During his previous tenure on the Farmer Bros.’ Board, the Company experienced declines in both revenue and profitability During his tenure on the Farmer Bros.’ Board, in 2007, Ms. Assadi, then a manager in the Company’s tax department, wrote a letter to the Board to express her concerns regarding the difficulty of her interactions with him Ms. Assadi has informed the Board that she will resign if Mr. Samore is elected Ms. Gonzalez-Yousef would not bring any relevant experience to the Farmer Bros.’ Board Despite her prior work at Deloitte Consulting LLP, she does not have any experience in finance or capital management She does not have any executive management experience and has never served on the board of a public company She is not an executive officer in her current role at WNS (Holdings) Limited Jennifer Gonzalez-Yousef John Samore, Jr. Tom Mortensen

ü Delivering superior value for stockholders – stock price appreciating over 225%, representing over $400 million in value creation1 Executing proven turnaround strategy to expand the customer base, improve operational performance, reduce costs and drive growth Advancing corporate relocation plan expected to produce annualized cost savings of approximately $18-$20 million Driving strong financial results, as demonstrated by the improvement of GAAP net income from a loss of ~$27 million in FY2012 to a profit of ~$90 million2 in FY2016 Effective Board leadership has the right mix of industry and operational expertise to guide strategy and capital allocation decisions that enhance stockholder value 34 The Waite Group Has NO Plan – Board Believes Would Derail Company’s Proven Turnaround Strategy Existing Board and Management Team The Waite Group Plan Remove the management team and derail a proven turnaround strategy that is delivering strong financial results and superior stockholder value Return to a time when the Board allocated capital to dividends at the same time the Company was accumulating significant financial losses Rely on the oversight of John Samore, who was a director on the Board during a period of ~28% decline in stock price3; Tom Mortensen, who oversaw weak performance of the DSD division; and Jennifer Gonzales-Yousef, who brings no relevant experience Losing four highly qualified directors who have superior skills and experience to three nominees who add no value to the Board and lack the necessary experience to enhance stockholder value Give control of the Board and Company to select members of the Farmer family who the Board believes are singularly focused on taking over the Board for personal interest 1 Stock price appreciation, stockholder value and total stockholder return from Michael Keown’s appointment as CEO on 03/13/2012 through 09/28/2016 2 Includes $80 million in release of valuation allowance on deferred tax assets in FY2016 3 Source: FactSet as of 04/30/2003 to 12/06/2007

Farmer Bros. has a proven management team overseen by an effective Board of Directors who we believe are best positioned to guide Farmer Bros. into the future and deliver maximum value to stockholders

Appendix

Reconciliation of Non-GAAP Financial Measures Year ended June 30, 2016 2012 (In thousands) Net income as reported $89,918 $(26,576) Income tax benefit (79,997) (347) Interest expense 425 2,137 Depreciation and amortization expense 20,774 32,113 ESOP and share-based compensation expense 4,342 3,287 Impairment losses on goodwill and intangible assets - 5,585 Pension withdrawal expense - 4,568 Restructuring and other transition expenses 16,533 - Net gains from sale of spice assets (5,603) - Net (gains) losses from sales of assets (2,802) (268)1 Adjusted EBITDA $43,590 $20,499 Adjusted EBITDA Margin 8.0% 4.1% Note: Restructuring and other transition expenses are expenses that are directly attributable to the Corporate Relocation Plan, consisting primarily of employee retention and separation benefits, facility-related costs and other related costs such as travel, legal, consulting and other professional services. We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets. Adjusted EBITDA Margin is defined as Adjusted EBITDA expressed as a percentage of net sales. Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. 1 Modified to exclude net gains on sales of assets to conform to FY2016 presentation

Important Additional Information and Where to Find It Farmer Bros. Co. has filed a definitive proxy statement and accompanying GOLD proxy card with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement, including the schedules and appendices thereto.   THE COMPANY URGES ITS INVESTORS AND STOCKHOLDERS TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS), THE ACCOMPANYING GOLD PROXY CARD AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.   Farmer Bros. Co., certain of its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement for its 2016 Annual Meeting. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s definitive proxy statement for the 2016 Annual Meeting, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.   Copies of the definitive proxy statement (including any supplements or amendments), the accompanying GOLD proxy card, and any other documents filed by the Company with the SEC are available free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge at the Investor Relations section of the Company’s website at www.farmerbros.com.